UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2024

AMCOR PLC

(Exact name of registrant as specified in its charter)

Jersey	001-38932	98-1455367
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

83 Tower Road North
Warmley, Bristol
United Kingdom	BS30 8XP
(Address of principal executive offices)	(Zip Code)

+44 117 9753200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value $0.01 per share	AMCR	New York Stock Exchange
1.125% Guaranteed Senior Notes Due 2027	AUKF/27	New York Stock Exchange
5.450% Guaranteed Senior Notes Due 2029	AMCR/29	New York Stock Exchange
3.950% Guaranteed Senior Notes Due 2032	AMCR/32	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐    Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on March 19, 2024, Amcor plc (the “Company”) announced that Peter Konieczny, the Company’s then-current Chief Commercial Officer, would become Interim Chief Executive Officer (the “Interim CEO”) and carry the title of principal executive officer, effective April 15, 2024. On September 4, 2024, after a robust internal and external search, the Board of Directors (the “Board”) of the Company appointed Mr. Konieczny as the Chief Executive Officer of the Company, effective immediately. It is also intended that Mr. Konieczny will become a director nominee to be included in the Company’s definitive proxy statement for its 2024 annual general meeting of shareholders, expected to be held in November 2024. The Board has taken action to increase the size of the Board to reflect the addition of Mr. Konieczny as a director, with such increase to be effective immediately prior to the Company’s 2024 annual general meeting of shareholders.

Mr. Konieczny, 59, has been employed by Amcor or its predecessors since 2010. He served as Interim CEO from April 2024 to the present; Chief Commercial Officer from September 2020 to April 2024; President, Amcor Flexibles, Europe, Middle East & Africa and Latin America between 2019 and September 2020; President, Amcor Flexibles Europe, Middle East & Africa between 2015 and 2019; and President, Amcor Specialty Cartons between 2010 and 2015. Prior to Amcor, he had five years of experience in the packaging industry as President of Silgan White Cap, a global organization specializing in metal and plastic closures for the food and beverage industries. He held business group Managing Director and Chief Finance Officer positions in the heavy industrial equipment industry and has been a management consultant with McKinsey & Company.

Mr. Konieczny is a party to an employment agreement with the Company, dated September 17, 2009 (the “Original Employment Agreement”), which was supplemented by a letter agreement, dated March 16, 2024 (the “Interim CEO Letter Agreement”), that set forth employment and compensation terms relating to his role as Interim CEO, and which incorporated certain terms of the Original Employment Agreement.

On September 4, 2024, in connection with Mr. Konieczny’s appointment to the role of Chief Executive Officer (the “CEO”), he entered into a letter agreement with the Company, dated as of such date (the “CEO Letter Agreement”), that sets forth employment and compensation terms relating to his role as the CEO, and which incorporates certain terms of the Original Employment Agreement. The CEO Letter Agreement confirms that Mr. Konieczny will report to the Board in his role as CEO. Further pursuant to the terms of the CEO Letter Agreement, Mr. Konieczny will continue to receive an annualized base salary of CHF 1,580,190. He will continue to participate in the Company’s Management Incentive Plan (the “MIP”) with an incentive opportunity at the target percentage of 120% of base salary and payouts ranging from 0 to 180% of base salary based on individual and Company performance. Mr. Konieczny will continue to participate in the Company’s Equity Management Incentive Plan (the “EMIP”), with an annual grant valued at 50% of the cash MIP payout paid to him and delivered in the form of time-based restricted share units (“RSUs”). He will also continue to participate in the Company’s Long-Term Incentive Plan with grants made to him based on a grant date fair value of 250% of his base salary. The restricted share unit grant provided to Mr. Konieczny under the Company’s Senior Executive Retention Share Plan upon his appointment as Interim CEO will continue unchanged. The CEO Letter Agreement supersedes and cancels the Interim CEO Letter Agreement.

If the Company were to terminate Mr. Konieczny without cause (as defined in his Original Employment Agreement), or if Mr. Konieczny terminates his employment as a good leaver (as defined in the CEO Letter Agreement), each while he is serving as CEO, then he would be entitled to (1) 12 months of base salary as severance pay; (2) any MIP payment (including any portion due under the EMIP) previously earned at the time of termination, paid entirely in cash; (3) a pro-rated portion of the MIP award earned (including any portion due under the EMIP) for the performance period during which the termination occurs, paid entirely in cash; (4) the vesting in full of all outstanding RSUs granted to him under the EMIP within 30 days after the employment termination date, and the vesting in full of the restricted share units granted to him at the time he became Interim CEO within 30 days following cessation of active employment; and (5) any other equity awards for which he has completed one-half of the performance or vesting period as of the termination date will continue to vest according to their terms on a pro-rated basis. Further, Mr. Konieczny’s restrictive covenants under his Original Employment Agreement will be extended to 12 months (the “restraint period”) following termination of employment, and the definition of restraint area as relates to his restrictive covenants is modified to mean all regions in which the Company operates a material business as at the date of termination of his employment. The Company will pay to Mr. Konieczny during the restraint period an annual compensation payable monthly in the amount of 100% of his base salary, reduced in proportion to other salary received by him during the restraint period, unless the Company determines to waive the restrictive covenants.

There are no transactions since the beginning of the Company’s last fiscal year in which the Company is a participant and in which Mr. Konieczny or any members of his immediate family have any interest that are required to be reported under Item 404(a) of Regulation S-K. No family relationships exist between Mr. Konieczny and any of the Company’s directors or executive officers. The appointment of Mr. Konieczny was not pursuant to any arrangement or understanding between him and any person, other than a director or executive officer of the Company acting in his or her official capacity.

The foregoing descriptions of the CEO Letter Agreement, the Interim CEO Letter Agreement and the Original Employment Agreement are not complete and are in summary form only, and are qualified in their entirety by reference to the full text of the CEO Letter Agreement, the Interim CEO Letter Agreement and the Original Employment Agreement, which are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K, respectively. A copy of the press release announcing the appointment of Mr. Konieczny to the role of CEO is filed as Exhibit 99.1 to this Current Report on Form 8- K.

Item 9.01. Financial Statements and Exhibits.

Exhibit Index

Exhibit No.	Description
10.1	CEO Letter Agreement between Amcor plc, Amor Group GmbH, and Peter Konieczny, dated as of September 4, 2024*
10.2	Interim CEO Letter Agreement between Amcor plc and Peter Konieczny, dated as of March 16, 2024 (incorporated by reference to Exhibit 10.3 to Amcor plc’s Current Report on Form 8-K filed on March 19, 2024)*
10.3	Employment Agreement between Amcor Limited and Peter Konieczny, dated as of September 17, 2009 (incorporated by reference to Exhibit 10.6 to Amcor plc’s Registration Statement on Form S-4 filed on March 12, 2019)*
99.1	Press Release of Amcor plc, dated September 4, 2024
104	Cover Page Interactive Data File. The cover page XBRL tags are embedded within the inline XBRL document.

* This exhibit is a management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMCOR PLC

Date	September 4, 2024	/s/ Damien Clayton
		Name:	Damien Clayton
		Title:	Company Secretary